AlphaPoint Technology, Inc. (OTCBB: APPO.OB) Signs Peniel Solutions, LLC (PSL) as Go-to-Market Partner for Rapidly Expanding U.S. Government Sector

Will Provide Sales of AlphaPoint Technology’s IT Asset Management Enterprise Solution AssetCentral™, Implementation Services, Development and Sales for the Data Center Infrastructure Management (DCIM) and IT Asset Management (ITAM) within the Government Sector

SARASOTA, FL--(PR Newswire – September 3, 2013) -  AlphaPoint Technology, Inc. (APPO.OB) a leader in DCIM and ITAM solutions for global enterprises, announced today it has signed a product support and development agreement with Peniel Solutions, LLC (PSL), to resell AlphaPoint’s AssetCentral™ with implementation and support services within the U.S. Government sector. Under the terms of the agreement, PSL will provide sales, services and support to meet the requirements of Government agencies at the local, state, and federal levels.

PSL is a global provider of business process solutions that simplify, facilitate and enhance critical business processes. PSL’s mission is to provide solutions that facilitate the movement of business critical information between and among business enterprises and their partners. The company is certified to develop, host, resell and provide services and support to Government clients including, Department of Army, Department of Navy, Department of Commerce, Department of Housing and Urban Development, and Department of Health and Human Services.

The newly announced partnership is the latest development in a multi-year strategic plan to grow AlphaPoint Technology’s Government technology market share and expand its national footprint. To service the exploding growth in the DCIM/ITAM government market, AlphaPoint has been readying its next version release of its flagship AssetCentral™ suite. In addition to enhanced connectivity modules and Image Library, the company has expanded its efforts dedicated to deployment of the AssetCentral™ software in new geographies, the first of which will focus on furthering the AlphaPoint’s relationships and forging additional key relationships with UK and EU Partners.

“Our partnership with AlphaPoint aligns with our strategy to deliver best-of-breed solutions to our government customers in the U.S.,” said PSL’s President James McGriff. “We leverage proven approaches and methodologies such as our Vision, Project Management and Performance Management V(PM)2 process and our Capability Maturity Model Integration (CMMI) repeatable processes to ensure success with each and every engagement.  We are fortunate to have a number of preferred government contracts, including the 8(a) STARS II, GSA IT-70 Schedule, and Navy’s Seaport-e vehicles to reach military and civilian entities with limited procurement competition while helping agencies support small business acquisition goals.  These contract vehicles coupled with our success in the public sector bodes extremely well for positioning the AssetCentral solution to agencies looking to meet sequester mandates while increasing their overall mission effectiveness.”

“We are pleased to welcome PSL as our product support and development partner,” said Gary Macleod, President of AlphaPoint. “The partnership capitalizes on the unique strengths of each entity; AlphaPoint brings the power of its enterprise grade software offerings to one of the most established and well respected CMMI Level 2 Certified Government service providers in the Country.”

About AlphaPoint Technology:

From its headquarters in Sarasota, Florida, AlphaPoint Technology aims to be a leading provider of DCIM and ITAM solutions. AlphaPoint Technologies provides Data Center and IT Asset Management Software. AssetCentral™ is a cutting-edge, easy-to-use, web-based IT Asset Management (ITAM software) and Data Center Infrastructure Management (DCIM software) solution that empowers IT professionals to simplify data center operations, streamline processes, implement best practices, improve service delivery, mitigate risk, and help drive Green Data Center Initiatives. To learn more, visit http://www.alphapointtechnology.com.

About PSL

PSL is an experienced government contracting firm that provides a unique blend of technology products, services and advisory capabilities to solve organizational, information and management challenges. Our lines of business are Information Technology (IT) and Advisory Services.  PSL's IT solutions support Cloud Services, Records Management (TransAccessPlus), Data Migration Services, Software Engineering, CRM/PRM and Big Data/Business Intelligence.  PSL's Advisory services focus on CIO Support & Governance, EPMO Services, Strategy & Alignment, Technology & Assessment, Transformation Roadmap and Management Best Practices.   To learn more of our services, please visit: www.PSLSolutions.com

Forward-Looking Statement:

The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from acquisitions or actions in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in such statements. Such risks, uncertainties, and factors include, but are not limited to, future capital needs, changes, and delays in product development plans and schedules, or market acceptance.

Media Contact:

Jay Letendre

AlphaPoint Technology, Inc.

941-907-8822

info@alphapoint-us.com